As filed with the Securities and Exchange Commission on April 16, 2003.
                               File No. 333-64187
=============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ____________________________________
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
------------------------------------------------------------------------------

                             PSS WORLD MEDICAL, INC.
               (Exact Name of Issuer as Specified in its Charter)

          Florida                                               59-2280364
 (State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

             4345 Southpoint Boulevard, Jacksonville, Florida 32216 (Address, including zip code, and telephone number of Principal
                               Executive Offices)

                 GULF SOUTH MEDICAL SUPPLY, INC. 1997 STOCK PLAN
                 GULF SOUTH MEDICAL SUPPLY, INC. 1992 STOCK PLAN
                            (Full Title of the Plans)

                                 David A. Smith
                      President and Chief Executive Officer
                             PSS WORLD MEDICAL, INC.
                            4345 Southpoint Boulevard
                           Jacksonville, Florida 32216
                                 (904) 332-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             _______________________

                          DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-64187) (the 'Registration Statement') of PSS World Medical, Inc. (the 'Company') filed with the Securities and Exchange Commission on September 24, 1998, which registered 1,205,554 shares of the Company's common stock to be issued to participants under the Company's Gulf South Medical Supply, Inc. 1997 Stock Plan and Gulf South Medical Supply, Inc. 1992 Stock Plan (together, the 'Plans').

The Board of Directors of the Company terminated the Plans effective as of March 26, 2003. In accordance with an undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on April 16, 2003.



                       PSS WORLD MEDICAL, INC.
                                      (Registrant)

                                /s/ /David M. Bronson
                       -------------------------------
                       David M. Bronson
                       Senior Vice President and
                       Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Capacity                          Date

/s/ David A. Smith          President, Chief Executive           April 16, 2003
------------------------    Officer and Director
David A. Smith              (Principal Executive Officer)

/s/ David M. Bronson        Senior Vice President and            April 16, 2003
------------------------    Chief Financial Officer
David M. Bronson            (Principal Financial Officer)

/s/ T. O'Neal Douglas       Director                             April 16, 2003
------------------------
T. O'Neal Douglas

/s/ Melvin L. Hecktman      Director                             April 16, 2003
------------------------
Melvin L. Hecktman

/s/ Clark A. Johnson        Director                             April 16, 2003
------------------------
Clark A. Johnson

/s/ Delores P. Kesler       Director                             April 16, 2003
------------------------
Delores P. Kesler

/s/ Charles R. Scott        Director                             April 16, 2003
------------------------
Charles R. Scott

/s/ Charles E. Adair        Director                             April 16, 2003
------------------------
Charles E. Adair


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